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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Boston Scientific Corporation of our report dated January 30, 2004, included in the 2003 Annual Report to Shareholders of Boston Scientific Corporation.

Our audits also included the financial statement schedule of Boston Scientific Corporation listed in Item 15(a)(2). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-111047, 333-98755, 333-76380, 333-61060, 333-61056,
33-57242, 33-89772, 33-93790, 33-99766, 33-80265, 333-02256, 333-25033,
333-25037, and 333-36636 and Forms S-3 Nos. 333-76346, 333-61994, 333-37255,
333-64887, and 333-64991) of Boston Scientific Corporation and in the related Prospectus of our report dated January 30, 2004, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) for the year ended December 31, 2003 of Boston Scientific Corporation.

                                             /s/ Ernst & Young LLP

                                             ERNST & YOUNG LLP

Boston, Massachusetts
March 9, 2004